Exhibit 10.3

CONFIDENTIAL MATERIAL OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
DOUBLE ASTERISKS DENOTE SUCH OMISSIONS.

FIRST AMENDMENT TO LICENSE AGREEMENT

THIS FIRST AMENDMENT TO LICENSE AGREEMENT (this “Amendment”) is entered into effective as of September 2, 2011, by and between Onconova Therapeutics, Inc, (“Onconova”), and SymBio Pharmaceuticals Limited (“SymBio”) (each, a “Party” and together, “the “Parties”), with respect to the following facts:

A.                                    Onconova and SymBio have entered into a certain License Agreement dated July 7, 2011 (the “Agreement”).

B.                                    Onconova and SymBio desire to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Onconova and SymBio agree as follows:

1.                                      All capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning given such terms in the Agreement.

2.                                      The Amendment will remain in full force and effect for the duration of the Agreement unless agreed upon by the Parties in a separate writing.

3.                                      The Parties agree to amend the second sentence of Section 5.1 of the Agreement in its entirety with the following sentence: “On or before **, the Parties shall commence good faith negotiations of a development supply agreement, which shall govern the supply by Onconova of Clinical Samples (the “Development Supply Agreement”) with a goal of entering into the Development Supply Agreement within ** after they commence such negotiations.”

4.                                      The Parties agree to amend Section 9.2 of the Agreement in its entirety with the following sentence: “On or before **, the Parties shall commence good faith negotiations of a pharmacovigilance agreement, which shall govern the adverse event reporting and recall procedures (the “Pharmacovigilance Agreement”) with a goal of entering into the Pharmacovigilance Agreement within ** after they commence such negotiations.”

5.                                      In the event of a dispute between the Parties which arises out of or relates in any way to this Amendment, or if either Party alleges that the other Party is in default of this Amendment, then the dispute or allegation shall be settled in accordance with the Dispute Resolution process agreed upon by the Parties in Article 24 of the Agreement.

6.                                      In the event of any conflict between the provisions of the Agreement and the provisions of this Amendment, the provisions of this Amendment shall control.  Except as set forth above, the Agreement shall continue in full force and effect in accordance with its terms and conditions as amended hereby.

7.                                      The construction, validity and performance of this Amendment shall be governed in all respects by the laws of the state of Delaware, excluding its provisions regarding conflicts of law.  The UNCITRAL Convention on the International Sale of Goods shall not apply.

8.                                      This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of such counterparts taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their respective duly authorized officers or representatives as of the date first set forth above.

ONCONOVA THERAPEUTICS, INC		SYMBIO PHARMACEUTICALS LIMITED

/s/ Ramesh Kumar		/s/ Fuminor Yoshida
By:	Ramesh Kumar	By:	Fuminor Yoshida
Its:	President and CEO	Its:	President and CEO